EXHIBIT 99.1

Cosmos Health Authorizes Up to $5 Million Share Repurchase Program

CHICAGO, IL / GLOBE NEWSWIRE / June 30, 2026 / Cosmos Health Inc. ("Cosmos Health" or the “Company”) (NASDAQ:COSM), a diversified, vertically integrated global healthcare group, today announced that its Board of Directors has authorized a share repurchase program of up to $5 million of the Company's common stock.

Cosmos Health may repurchase shares from time to time in the open market, through privately negotiated transactions, or through other permitted means in accordance with SEC Rules 10b5-1 and 10b-18 and other applicable restrictions. The timing and total amount of repurchases will depend on market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations. The repurchase program expires on December 31, 2026, and may be renewed at the Company's sole discretion.

Greg Siokas, CEO of Cosmos Health, stated: "This share repurchase program reflects our confidence in the Company's operating fundamentals and growth prospects. With record revenue, improving margins, and accelerating global momentum — including our expansion into the United States and into new categories such as animal healthcare — we believe our shares are trading at levels that do not reflect the strength of our operating momentum, asset base, and future growth trajectory.

To put things into perspective, a program of this size represents almost half of our market capitalization as of June 29, 2026. We believe that repurchasing shares at current levels represents an attractive opportunity to enhance shareholder value as we continue to execute on our multi-layered growth strategy.”

About Cosmos Health Inc.

Cosmos Health Inc. (Nasdaq:COSM), incorporated in 2009 in Nevada, is a diversified, vertically integrated global healthcare group. The Company owns a portfolio of proprietary pharmaceutical and nutraceutical brands, including Sky Premium Life®, Mediterranation®, bio-bebe®, C-Sept® and C-Scrub®. Through its subsidiary Cana Laboratories S.A., licensed under European Good Manufacturing Practices (GMP) and certified by the European Medicines Agency (EMA), it manufactures pharmaceuticals, food supplements, cosmetics, biocides, and medical devices within the European Union. Cosmos Health also distributes a broad line of pharmaceuticals and para pharmaceuticals, including branded generics and OTC medications, to retail pharmacies and wholesale distributors through its subsidiaries in Greece and the UK. Furthermore, the Company has established R&D partnerships targeting major health disorders such as obesity, diabetes, and cancer, enhanced by artificial intelligence drug repurposing technologies, and focuses on the R&D of novel patented nutraceuticals, specialized root extracts, proprietary complex generics, and innovative OTC products. Cosmos Health has also entered the telehealth space through the acquisition of Zip Doctor, Inc., based in Texas, USA. With a global distribution platform, the Company is currently expanding throughout Europe, Asia, and North America, and has offices and distribution centers in Thessaloniki and Athens, Greece, and in Harlow, UK. More information is available at www.cosmoshealthinc.com, www.skypremiumlife.com, www.cana.gr,www.zipdoctor.co, www.cloudscreen.gr, as well as LinkedIn and X.

Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” generally identify forward-looking statements, although not all forward-looking statements contain these words. These statements involve risks and uncertainties that may individually or materially affect the matters discussed herein for a variety of reasons outside the Company’s control, including, but not limited to: the Company’s ability to raise sufficient financing to implement its business plan; the effectiveness of its digital asset strategies, including accumulation and yield-generating activities; the impact of the war in Ukraine and ongoing conflicts in the Middle East and other regions on the Company’s business, operations, and the economy in general; the Company’s ability to successfully develop and commercialize its proprietary products and technologies; changes in interest rates; changes in foreign currency exchange rates, commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges and of adopting certain accounting standards; the impact of legal and regulatory changes, including changes to tax laws and regulations; guidance for fiscal 2026 and beyond and financial outlook. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described from time to time in our periodic reports filed with the SEC and available at the SEC’s website (www.sec.gov). There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements.

Investor Relations Contact:

BDG Communications

cosm@bdgcommunications.com